Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of PUBLIC MEDIA WORKS, INC (the "Company") on Form 10-Q for the period ending November 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marty Greenwald, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	PUBLIC MEDIA WORKS, INC

Date: January 16, 2013	By:/s/ Martin W. Greenwald
Martin W. Greenwald
Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)